Chembio to Host Conference Call to Discuss 3rd Quarter 2012 Financial Results

Conference Call Scheduled for Tuesday, November 13th
At 10:00 a.m. Eastern Time; Company Fully Resumes Operations Following Two Day Hurricane Sandy Shutdown

MEDFORD, NY, October 31, 2012 -- Chembio Diagnostics, Inc. (NASDAQ:CEMI), which develops, manufactures, markets and licenses point-of-care diagnostic tests, announced today that the Company will release financial results for the third quarter of 2012, before the open of the market on Tuesday, November 13, 2012. The Company’s 10-Q and earnings press release will be available immediately after 9:15 a.m. on our web site.

Lawrence A. Siebert, Chembio's President and Chief Executive Officer, will host an investment community conference call beginning at 10:00a.m. Eastern Time on Tuesday, November 13, 2012, to discuss these results and to answer questions. He will be joined by Richard Larkin, Chembio's Chief Financial Officer.

To participate on the conference call, please dial (877) 407-0778 from the U.S. or (201) 689-8565 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until November 20, 2012 at 11:59 p.m. Eastern Time by dialing (877) 660-6853 from the U.S. or (201) 612-7415 from outside the U.S. and entering conference ID #: 401415.  The conference call may also be accessed via the internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=169868.  An archive of the webcast will be available for 90 days on the Company's website at www.chembio.com.

Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of Chembio's website at www.chembio.com. To listen to the live call, please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on the website for a limited time.

The Company also reopened today after preemptively closing down its facility located in Medford, Long Island for all of Monday and Tuesday due to the forecast for Hurricane Sandy. The facility was not impacted at all, even though many Chembio employees were and still are without power or even access to their homes.  Lawrence Siebert commented, “I appreciate the steps our staff took these last few days to prevent injury or loss to our employees and/or facilities, hope all of our employees have their power restored as soon as possible and am glad to see we have fully resumed our production and other business activities today”.
About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 170 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company
Susan Norcott
(631) 924-1135 Ext. 125
snorcott@chembio.com

Investor Relations
LHA
Anne Marie Fields
(212) 838-3777
afields@lhai.com
@LHA_IR_PR